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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-K

                                 ---------------

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): April 4, 2005

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                                BIOENVISION, INC.
             (Exact name of registrant as specified in its charter)

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                                    Delaware
                 (State or other jurisdiction of incorporation)


         000-24875                                        13-4025857
   (Commission File No.)                      (IRS Employer Identification No.)

                           345 Park Avenue, 41st Floor
                            New York, New York 10154
              (Address of principal executive offices and zip code)

                                 ---------------

       Registrant's telephone number, including area code: (212) 750-6700


                                       N/A
                                       ---
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 4.01 Changes in Registrant's Certifying Accountant

        On April 4, 2005, Bioenvision, Inc. (the "Company") notified Grant Thornton LLP ("GT") of GT's dismissal in connection with the Company's decision to engage new auditors as the Company's independent registered public accounting firm. On that date, the Company appointed Deloitte & Touche LLP ("D&T") as the Company's new independent registered public accounting firm for the fiscal year ending June 30, 2005. The decision to engage D&T was made by the Audit Committee of the Company's Board of Directors on April 4, 2005. The appointment was effective as of such date.

        The reports of GT on the Company's financial statements for the years ended June 30, 2003 and 2004 did not contain any adverse opinion, or disclaimer of opinion, nor were they qualified or modified as to audit scope or accounting principles.

        In connection with its audits of the Company's financial statements for the years ended June 30, 2003 and 2004, and during the interim period through December 31, 2004, there were no disagreements with GT on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of GT, would have caused it to make reference thereto in its reports. During the Company's two most recent fiscal years through June 30, 2004, none of the reportable events described in Item 304(a)(1)(iv) of Regulation S-B occurred, except that in connection with GT's review of the Company's consolidated financial statements for the quarter ended March 31, 2004, GT recommended that the Company strengthen its internal controls over financial reporting, and the Company made the following disclosure in its quarterly report on Form 10-QSB for the quarter ended March 31, 2004:

        "In connection with its review of the Company's consolidated financial statements for and as of the three month period ended March 31, 2004, Grant Thornton LLP ("Grant Thornton"), the Company's independent accountants, advised the Audit Committee and management of certain significant internal control deficiencies that they considered to be, in the aggregate, a material weakness, including, inadequate staffing and supervision leading to the untimely identification and resolution of certain accounting matters; failure to perform timely reviews, substantiation and evaluation of certain general ledger account balances; lack of procedures or expertise needed to prepare all required disclosures; and evidence that employees lack the qualifications and training to fulfill their assigned functions. Grant Thornton indicated that they considered these deficiencies to be reportable conditions as that term is defined under standards established by the American Institute of Certified Public Accountants. A material weakness is a significant deficiency in one or more of the internal control components that alone or in the aggregate precludes our internal control from reducing to an appropriately low level the risk that material misstatements in our financial statements will not be prevented or detected on a timely basis. The Company considered these matters in connection with the quarter end closing of accounts and preparation of related quarterly financial statements at and as of March 31, 2004 and determined that no prior period financial statements were materially affected by such matters.

        In response to the observations made by Grant Thornton, the Company will proceed more expeditiously with its existing plan to enhance the Company's internal controls and procedures, which it believes addresses each of the matters raised by Grant Thornton."

        During the Company's two most recent fiscal years and the period from the end of the most recent fiscal year to the date of appointment of D&T, neither the Company nor anyone acting on its behalf consulted with D&T with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, or any other matters or



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events set forth in Items 304(a)(2)(i) and (ii) of Regulation S-B.

        The Company has requested that GT furnish a letter addressed to the Securities and Exchange Commission (the "SEC") stating whether they agree with the statements made herein. Attached hereto as Exhibit 16.1 is a copy of GT's letter to the SEC.



Item 9.01  Financial Statements and Exhibits.

(c) Exhibits.

        16.1 Letter of Grant Thornton LLP to the Securities and Exchange Commission.






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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       BIOENVISION, INC.


Dated: April 7, 2005                   By:           /s/ David P. Luci
                                            ------------------------------------
                                                       David P. Luci
                                              Chief Financial Officer, General
                                              Counsel and Corporate Secretary









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                                  EXHIBIT INDEX


        16.1 Letter of Grant Thornton LLP to the Securities and Exchange Commission.









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